EXHIBIT 22





LIST OF SUBSIDIARIES OF CULP, INC.


Culp International, Inc.
Incorporated in Virgin Islands

3096726 Canada Inc.
Incorporated under laws of Canada

Rayonese Textile Inc.
Incorporated under laws of Canada